UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported):

March 2, 2009

Enzo Biochem, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

001-09974	13-2866202
(Commission File Number)	(IRS Employer Identification No.)

527 Madison Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 583-0100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)       Effective March 2, 2009, Kevin Krenitsky MD has replaced Shahram K. Rabbani as President of Enzo Clinical Labs, Inc. (“Enzo Labs”), a wholly-owned subsidiary of Enzo Biochem, Inc. (the "Company").  Prior to joining the Enzo Labs, Dr. Krenitsky served as the Chief Executive Officer (CEO) of BioServe, a Maryland based genomics services company that provides genetic analysis to pharmaceutical and research organizations.  In this capacity, Dr. Krenitsky led a team of highly competent executives in a global expansion of the company, by extending institutional equities and executing strategic acquisitions.  From 2006 to 2007, Dr. Krenitsky served as the CEO of Parkway Clinical Labs (“Parkway”), which is a regional full service and esoteric reference laboratory in Pennsylvania. From 2005 to 2006, Dr. Krenitsky served as Parkway’s Senior Vice President and Division Head, and from  2004 to 2005 he served as Parkway’s Senior Vice President of Business Development.  The Company believes that Dr. Krenitsky’s experience and talent will be a key component to achieving our business goals.

There are no family relationships between Dr. Krenitsky and any of the executive officers or directors of the Company or any of its affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

Date: March 5, 2009	By:	/s/ Barry Weiner
Barry Weiner
President, Chief Financial Officer and Director